BETSY C. MANIFOLD (182450)
RACHELE R. BYRD (190634)
ALEX J. TRAMONTANO (276666)
WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
750 B Street, Suite 1820
San Diego, CA 92101
Telephone: (619) 239-4599
Facsimile: (619) 234-4599
manifold@whafh.com
byrd@whafh.com
tramontano@whafh.com

Attorneys for Plaintiff

[Additional Counsel on Signature Page]

IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF CALIFORNIA

RONALD PEARL, derivatively on behalf of FLUX POWER HOLDINGS, INC., Plaintiff, v. RONALD F. DUTT, CHARLES A. SCHEIWE, MICHAEL JOHNSON, MARK LEPOSKY, DALE T. ROBINETTE, LISA WALTERS-HOFFERT, AND CHEEMIN BO-LINN, Defendants, and FLUX POWER HOLDINGS, INC., Nominal Defendant.	Case No.: 3:25-cv-00373-JO-DDL

TO: **ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, FLUX POWER HOLDINGS, INC. ("FLUX POWER" OR THE "COMPANY") COMMON STOCK AS OF AUGUST 12, 2025 ("CURRENT FLUX POWER STOCKHOLDERS")**

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTION (THE "ACTION") BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD FLUX POWER COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the "Settlement") of the above-referenced stockholder derivative lawsuit. This Notice is provided by Order of the United States District Court for the Southern District of California (the "Court"). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I. WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the action captioned *Pearl v. Dutt, et al.*, Case No. 3:25-cv-00373-JO-DDL (S.D. Cal.) (the "Action"). Plaintiff in this Action, Ronald Pearl ("Plaintiff"); defendants Ronald F. Dutt, Charles A. Scheiwe, Michael Johnson, Mark Leposky, Dale T. Robinette, Lisa Walters-Hoffert, and Cheemin Bo-Linn (the "Individual Defendants"); and nominal defendant Flux

Power (together with the Individual Defendants, the "Defendants") (Plaintiff and Defendants are collectively referred to as the "Parties") have agreed upon terms to settle the Action and, through counsel, have signed a written Stipulation and Agreement of Settlement ("Stipulation") memorializing those settlement terms.

On __________, 2025, at _____ __.m., at the Edward J. Schwartz United States Courthouse, 221 West Broadway, San Diego, CA 92101, Courtroom 4C or via Zoom or some other video platform or telephonically, the Honorable Jinsook Ohta will hold a hearing (the "Settlement Hearing") in the Action. For more details on the Settlement Hearing, including how to attend and object to the Settlement, see Sections VI and VII below.

II. SUMMARY OF THE ACTION

A. Description of the Action

Flux Power, a Nevada corporation headquartered in California, designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment ("GSE"), and stationary energy storage.

The Action arises from allegations that the Individual Defendants breached their fiduciary duties as officers and directors of Flux Power by making false and/or misleading statements and/or failing to disclose that: (i) Flux Power's financial statements from November 10, 2022 to the filing of the Complaint included, among other things, overstated inventory, gross profit, current assets, and total assets; (ii) Flux Power understated its cost of sales and net loss; (iii) as a result, Flux Power would need to restate its previously filed financial statements from November 10, 2022 to the filing of the Complaint; (iv) Flux Power understated its internal control weaknesses and/or stated that it had adequate internal controls when it did not; and (v) as a result, the Individual Defendants' statements about its business, operations, and prospects, were materially false and misleading and/or lacked a reasonable basis.

The Action alleges that the truth regarding the Company's purportedly defective internal controls over financial reporting and Individual Defendants' breaches of fiduciary duty was revealed on September 5, 2024 when the Company announced it would need to restate certain previous financial statements. The Action further alleges that on September 30, 2024, the Company filed a notification of late filing with the U.S. Securities and Exchange Commission (the "SEC") and, on November 25, 2024, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having filed its Quarterly Report on Form 10-Q for the period ended September 30, 2024 and its Annual Report on Form 10-K for fiscal year ended June 30, 2024.

As a result of these disclosures, the Action alleges that the Company's share price declined from $3.17 on September 5, 2024 to $1.60 on November 27, 2024. The Action also alleges that as a result of the disclosures and subsequent decline in share price, a securities fraud class action was filed against the Company and certain of its officers in the case captioned: *Kassam v. Flux Power Holdings, Inc., et al.*, Case No. 2:24-cv-02051 (D. Nev.) ("Securities Class Action"). [1]

Further, while allegedly engaging in the purported wrongful conduct and while allegedly in possession of material, non-public information (*i.e.*, the truth regarding the Company's controls over its financial reporting), the Action alleges that Defendants Johnson, Walters-Hoffert, Scheiwe, and Dutt collectively sold

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[1] On December 23, 2024, defendants Flux and Ronald F. Dutt filed an unopposed motion to transfer the *Kassam* action to the Southern District of California. On January 14, 2025, Judge Cristina D. Silva granted the motion, and the case was transferred to the Southern District of California where it remains pending before the Honorable Judge Jinsook Ohta, captioned *Kassam, et al., v. Flux Power Holdings, Inc., et al.*, No. 3:25-cv-00113-JO-DDL, ECF Nos. 17-19.

approximately 335,301 shares of their personally held Flux Power common stock at artificially inflated prices for collective gross profits of approximately $1.4 million.

On January 7, 2025, Plaintiff filed the instant Action in the United States District Court for the District of Nevada against the Individual Defendants, asserting claims for breach of fiduciary duties, waste of corporate assets, unjust enrichment, and aiding and abetting, and against Defendants Johnson, Walters-Hoffert, Scheiwe, and Dutt for insider trading.

Then, on January 31, 2025, Defendants filed an unopposed motion to transfer the Action to this Court which was granted on February 19, 2025. Accordingly, the Action was transferred to this Court on February 20, 2025. Following transfer, the Parties filed a joint motion to extend the time for Defendants to respond to the complaint on March 21, 2025, which this Court ordered on March 24, 2025.

Following this, on March 27, 2025, the Parties filed a joint motion to stay the Action pending the resolution of the motion to dismiss in the Securities Class Action. Then, on May 1, 2025, the Court granted the Parties' joint motion to stay.

The Individual Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims asserted in the Action.

B. <u>The Settlement Negotiations</u>

In or around June 2025, the Parties agreed to participate in a full day mediation to see if a resolution could be reached in the Action. The Parties agreed to engage in a mediation via Zoom on July 11, 2025 with the well-respected mediator, Robert A. Meyer, Esq. of JAMS (the "Mediator").

In advance of the mediation, Plaintiff reviewed the allegations in the Action and the Company's existing corporate governance and prepared a settlement proposal to aid the Parties' forthcoming settlement negotiations. On or around June 5, 2025,

Plaintiff's Counsel sent the settlement proposal to Defendants' Counsel for Defendants to review in advance of the mediation.

At the mediation, the Parties exchanged a number of proposals and counter proposals, negotiated the strengths and weaknesses of their respective positions, and exchanged other information to aid with their settlement negotiations. After arm's-length negotiations through the Mediator, the Parties ultimately reached an agreement to resolve the Action in exchange for the implementation and/or maintenance of corporate governance reforms (the "Reforms") which would directly target the purported wrongdoing alleged in the Action and further strengthen the Company's internal corporate governance practices.

Only after agreeing on the essential terms of the Settlement at the mediation did the Parties then begin negotiating an amount of attorneys' fees and expenses for Plaintiff's Counsel in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Action ("Fee and Expense Amount"). Following the mediation, the Parties continued their discussions regarding a Fee and Expense Amount through the Mediator. On July 15, 2025, the Parties agreed to a Fee and Expense amount of $425,000 to reflect the substantial benefits achieved for the Company and its current stockholders through pursuing the Action on a contingency basis.

Following the agreement to resolve the Action at the mediation, the Parties drafted, negotiated, and executed this Stipulation, memorializing the essential terms of the Settlement.

III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement, as set forth more fully in the Stipulation, requires the Company to adopt, implement, and/or maintain the Reforms that are outlined in **Exhibit A** to the Stipulation. The Reforms shall be maintained for a minimum period of five (5) years from the date of adoption as outlined in the Stipulation.

The members of Flux Power's Board, including the independent, non-defendant directors, acting by unanimous resolution and in exercise of their business judgment, have determined that the Plaintiff's efforts in connection with the Action were a substantial factor in the adoption, implementation, and/or maintenance of the Reforms provided by the Settlement; that because of the substantial corporate benefits conferred on Flux Power and its stockholders, the Settlement is fair and reasonable in all respects; and approval of the Settlement is in the best interests of the Company and its stockholders.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

IV. PLAINTIFF'S COUNSEL'S ATTORNEYS' FEES AND EXPENSES

After the Parties reached an agreement in principle on the material substantive terms to resolve the Action, the Parties commenced negotiations regarding an amount of attorneys' fees and expenses for Plaintiff's Counsel commensurate with the substantial benefits achieved for the Company and its current stockholders through the Action. On July 15, 2025, after engaging in back-and-forth negotiations through the Mediator, the Parties agreed to a Fee and Expense Amount of $425,000, reflecting Plaintiff's Counsel's efforts in obtaining the substantial benefits for the Company through the Settlement.

V. REASONS FOR THE SETTLEMENT

The Parties believe that the Settlement and each of its terms are fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Reforms, confers substantial and material benefits upon the Company and its stockholders.

A. Why Did Plaintiff Agree to Settle?

Plaintiff and Plaintiff's Counsel believe that the claims asserted in the Action have merit and that their investigations support the claims asserted. However, and

without conceding the merit of any of Defendants' defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Flux Power and Current Flux Power Stockholders, Plaintiff and Plaintiff's Counsel have determined that the Settlement's guarantee of substantial benefits conferred upon Flux Power and Current Flux Power Stockholders in the form of the Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Flux Power and Current Flux Power Stockholders.

Plaintiff and Plaintiff's Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Action, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Flux Power and its stockholders, Plaintiff and Plaintiff's Counsel have determined that the Settlement's guarantee of substantial benefits conferred upon Flux Power and its stockholders in the form of the Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Flux Power and its stockholders.

Plaintiff's Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (i) reviewing and analyzing Flux Power's public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Flux Power related to the allegations in the Action; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing shareholder derivative complaint; (v) researching the applicable law with

respect to the claims asserted (or which could be asserted) in the Action and the potential defenses thereto; (vi) researching corporate governance issues; (vii) preparing a detailed settlement demand on behalf of Plaintiff; (viii) participating in a mediation on July 11, 2025; (ix) engaging in settlement discussions and exchanging extensive corporate governance reforms and counteroffers with the Mediator and counsel for the Defendants; and (x) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiff's Counsel's views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiff's Counsel's assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, and during the substantive written and verbal exchanges with Defendants' Counsel and the Mediator.

B. <u>Why Did the Defendants Agree to Settle?</u>

The Individual Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims and contentions asserted in the Action. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Action. Without limiting the foregoing, the Individual Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, or that the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Action or otherwise, and Defendants Johnson, Walters-Hoffert, Scheiwe, and Dutt have denied and continue to deny any and all allegations of insider trading. The Individual

Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Action or other shareholder derivative action(s) or books and records actions, and that the Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Action; (b) put to rest those claims and the underlying Action; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Action. Therefore, Defendants have determined that it is desirable and beneficial that the Action, and all of the Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

VI. SETTLEMENT HEARING

On ___________, 2025, at _____ __.m., at the Edward J. Schwartz United States Courthouse, 221 West Broadway, San Diego, CA 92101, Courtroom 4C or via Zoom or some other video platform or telephonically, the Honorable Jinsook Ohta will hold the Settlement Hearing in the Action. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether (i) the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) this Notice fully satisfies the requirements of Federal Rule of Civil Procedure 23.1 and due process; (iii) to enter the proposed Order and Final Judgment in its entirety, as set forth in **Exhibit D** to the Stipulation; (iv) the Fee and Expense Amount for Plaintiff's

Counsel, as well as service award for Plaintiff of up to $2,000, to be paid from the Fee and Expense Amount, should be approved; and (v) to determine such other matters as the Court may deem appropriate.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Current Flux Power Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Flux Power Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Flux Power Stockholders.

VII. RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Flux Power Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. ***CURRENT FLUX POWER STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.***

VIII. RIGHT TO OBJECT TO THE SETTLEMENT AND THE PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following

information:

1. Your name, legal address, telephone number, and e-mail address;

2. The number of shares of Flux Power stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a Flux Power Stockholder as of August 12, 2025 through the present;

3. If the objection is made by the Current Flux Power Stockholder's counsel, the counsel's name, address, telephone number and e-mail address (if available);

4. A statement of specific objections to the Settlement, the grounds therefore, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider;

5. The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

6. A list – including dates, courts, case names and numbers, and disposition – of any other Settlements to which the individual or entity has been a party to or objected during the previous three (3) years.

B. <u>You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiff and Defendants</u>

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________, 2025. The Court Clerk's address is:

Clerk of Court
United States District Court
Southern District of California
333 West Broadway, Suite 420
San Diego, CA 92101

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFF AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN ____________, 2025. Counsel's addresses are:

Counsel for Plaintiff:

GAINEY McKENNA & EGLESTON
Thomas J. McKenna
Gregory M. Egleston
260 Madison Avenue, 22nd Floor
New York, NY 10016
(212) 983-1300
tjmckenna@gme-law.com
gegleston@gme-law.com

Counsel for Defendants:

WILSON SONSINI GOODRICH & ROSATI
Caz Hashemi
Ben Crosson
650 Page Mill Road
Palo Alto, CA 94303-1050
(650) 320-4827
chashemi@wsgr.com
bcrosson@wsgr.com

Jessica L. Snorgrass (SBN 259962)
1900 Avenue of the Stars, 28th Floor
Los Angeles, CA 90067
Telephone: (424) 446-6900
jsnorgrass@wsgr.com

WILSON ELSER MOSKOWITZ EDELMAN & DICKER LLP
David Aveni
401 West A Street, Suite 1900
San Diego, CA 92101
(619) 881-3307
David.Aveni@wilsonelser.com

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

Any attorney retained by a person intending to appear, and requesting to be heard, at the Settlement Hearing must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for the Parties a notice of appearance, which must be received by no later than _______________ __, 2025.

Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX. HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Action.

The "Investor Relations" section of Flux Power's website (www._______________.com) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting any of Plaintiff's counsel at the above contact information.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT, THE CLERK'S OFFICE, DEFENDANTS OR

DEFENDANTS' COUNSEL.

DATED: _______________

____
HONORABLE JINSOOK OHTA
UNITED STATES DISTRICT COURT JUDGE